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                                                                   EXHIBIT 10.12


                                                             NAME: JOHN J. WHYTE



                    EXECUTIVE COMPENSATION AND SEVERANCE PLAN


COMPANY:                 INFINIUM SOFTWARE, INC.
BEGINNING:               JUNE 22, 2000
PRINCIPAL TITLES:        EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND
                         EXECUTIVE TEAM MEMBER


I.   BASE SALARY

The Executive's base salary will be $12,500 semi-monthly. This represents an annual rate of $300,000 (the "ANNUAL BASE SALARY").


II.  EXECUTIVE BONUS

The Executive will be eligible to earn a bonus based on the Company's attainment of the following goals for the Fiscal Years indicated. At goal, the Executive will earn a TARGET EXECUTIVE BONUS of $225,000 for the 2001 Fiscal Year. The EXECUTIVE BONUS is earned in the following manner:

     FISCAL YEAR 2000                   $25,000 if the Executive obtains the
                                        agreement of the Board of Directors on a new organizational structure and implements it by September 30, 2000

     FISCAL YEAR 2001                   A bonus amount will be paid following
                                        the end of fiscal 2001 as set forth
                                        below for the maximum percentage
                                        increase in overall billings growth
                                        achieved in fiscal 2001 over fiscal
                                        2000:

                                        % INCREASE                BONUS AMOUNT
                                        ----------                ------------
                                            25%                     $100,000
                                            35%                     $125,000
                                            40%                     $150,000

                                        For purposes of this section, "billings" means software license fees billed, consulting services fees as services are delivered, maintenance fees as revenue is recognized and ASP fees upon billing.

                                        $75,000 bonus will be paid following the end of fiscal 2001 if the Company's cash flow remains at least neutral during fiscal 2001 and increases by at least $10,000,000 from the ending balance at September 30, 2000.

                                        $50,000 bonus will be paid following the end of fiscal 2001 if the Company increases the overall rate of productivity as of the end of fiscal 2001 in its application business to $200,000 per employee and in the ASP business to $125,000 per employee. Rate of productivity will be calculated by dividing the level of billings for the applicable portion of the business in the last quarter of the fiscal year by the average number of employees in that business for the last quarter of that fiscal year.


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JUNE 22, 2000                 COMPANY CONFIDENTIAL                             1
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     FISCAL YEAR 2002                   For the period from October 1, 2001
                                        until June 22, 2002, the current CEO of
                                        the Company (or, in his absence, the
                                        Compensation Committee of the Board of
                                        Directors) and the Executive will
                                        mutually agree on a bonus program for
                                        this period similar to the bonus program set forth above, with a TARGET EXECUTIVE BONUS of at least $168,750.


III. TERMINATION

If the Executive's employment with the Company is terminated, prior to June 22, 2002, by the Company, not for "cause", and the Executive executes a one year Non-Competition and Non-Solicitation Agreement in form satisfactory to the Company, (a) the Company will continue to pay to the Executive, for the six month period beginning on the termination date, his ANNUAL BASE SALARY and (b) the Executive will be entitled to continue to participate in all of the Company's employee benefits programs (except to the extent prohibited by the plans) for the six month period beginning on the termination date.

If (a) the Executive is terminated by the Company, not for "cause", in connection with the hiring of a new CEO or President for the Company, (b) if the executive is terminated in connection with a Change in Control (as defined in the attached Appendix to this Plan), (c) following a Change in Control, the Executive and the Compensation Committee of the Board of Directors (excluding new directors from the Change in Control) agree that there is a significant change in his responsibilities, including a significant change in the senior managers or officers reporting to him, then for a period equal to the lesser of twelve months from the date of termination or until June 22, 2002 (i) the Company will continue to pay to the Executive his ANNUAL BASE SALARY and a pro-rated amount (based on the number of days in the period) of the TARGET ANNUAL BONUS, if any, due during the period and (ii) the Executive will be entitled to continue to participate in all of the Company's employee benefits programs (except to the extent prohibited by the plans) for the period.

In the event the Company terminates the executive's employment effective on the second anniversary of employment, the Company will continue to pay the Executive his ANNUAL BASE SALARY, and the Executive will be entitled to continue to participate in all of the Company's employee benefits programs (except to the extent prohibited by the plans), for a period of three months following the termination date. The Company will provide to the Executive at least three months advance written notice of its intention to terminate on the second anniversary.

For purposes of this agreement, "cause" is defined as follows: substantial and continued failure to perform job duties; disloyalty, gross negligence, or breach of fiduciary duty to the Company; commission of fraud, embezzlement, dishonesty or deliberate disregard of the Company's rules or policies; unauthorized disclosure of a trade secret or confidential business information; use of any illicit drug or the abuse of any drug, alcohol or medication which adversely affects the Executive's performance; or conviction of a felony offense.

IV.  OTHER

This Executive Compensation Plan will continue until June 22, 2002, unless earlier terminated as provided above. The Plan may be modified in a writing signed by both the Executive and the Company.


Executive                                    For:  INFINIUM SOFTWARE, INC.


Signature:                                   Signature:
          --------------------------------             -------------------------
                  John W. Whyte                         Robert A. Pemberton, CEO

Date:                                        Date:
     -------------------------------------        ------------------------------


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JUNE 22, 2000                 COMPANY CONFIDENTIAL                             2
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                                   Appendix A
                  to Executive Compensation and Severance Plan

A "Change in Control" shall mean:

                    (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                         Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection
                         (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                    (2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date this Severance Agreement was signed or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                    (3) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the


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JUNE 22, 2000                 COMPANY CONFIDENTIAL                             3
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                         Company or a sale or other disposition of all or
                         substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).


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JUNE 22, 2000                 COMPANY CONFIDENTIAL                             4